As filed with the Securities and Exchange Commission on June 9, 2023

Registration No. 333-265592

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

POST EFFECTIVE AMENDMENT NO. 2

TO

FORM F-1

ON

FORM F-3

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

Lilium N.V.

(Exact Name of Registrant as specified in its charter)

The Netherlands	3721	Not Applicable
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification Number)

Claude Dornier Straße 1
Bldg. 335, 82234
Wessling, Germany
+49 160 9704 6857

(Address, including zip code, and telephone number, including area code, of Registrant’s principal executive offices)

Roger Franks
c/o Lilium Aviation Inc.
2385 N.W. Executive Center Drive, Suite 300
Boca Raton, Florida 33431
561-526-8460
(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

Valerie Ford Jacob

Michael Levitt

Freshfields Bruckhaus Deringer US LLP

601 Lexington Avenue

New York, NY 10022

(212) 277-4000

Approximate date of commencement of proposed sale to the public: Not applicable.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box. ☐

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration number of the earlier effective registration statement for the same offering.

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933.

Emerging growth company ☒

If an emerging growth company that prepares its financial statements in accordance with U.S. GAAP, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards† provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

†      The term “new or revised financial accounting standard” refers to any update issued by the Financial Accounting Standards Board to its Accounting Standards Codification after April 5, 2012.

EXPLANATORY NOTE: DEREGISTRATION OF SECURITIES

This Post-Effective Amendment No. 2 relates to the Registration Statement on Form F-3 (File No. 333-265592) of Lilium N.V. (the “Company”) originally filed on Form F-1 on June 14, 2022 and declared effective by the Securities and Exchange Commission (the “SEC”) on June 24, 2022, as amended by Post-Effective Amendment No. 1 to convert such registration statement on Form F-1 to a registration statement on Form F-3, filed on October 3, 2022 and declared effective by the SEC on October 12, 2022 (the “Registration Statement”).

The Registration Statement related to the offer and sale from time to time by Tumim Stone Capital LLC (“Tumim” or the “selling securityholder”) of up to 21,691,268 of our Class A ordinary shares, nominal value €0.12 per share (the “Class A Shares”). The Class A Shares offered under the Registration Statement by Tumim were issued pursuant to the share purchase agreement dated June 3, 2022 by and between the Company and Tumim (the “Purchase Agreement”). Effective November 17, 2022, the Purchase Agreement was terminated and the Company is filing this Post-Effective Amendment No. 2 to the Registration Statement to terminate the effectiveness of the Registration Statement, and to remove from registration, as of the effectiveness of this Post-Effective Amendment No. 2, all of the Class A Shares previously registered under the Registration Statement that remain unsold as of the date hereof. The Registration Statement is hereby amended, as appropriate, to reflect the deregistration of all such Class A Shares.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form F-3 and has duly caused this Post-Effective Amendment No. 2 to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Wessling, Germany, on the 9th day of June, 2023.

Lilium N.V.

By:	/s/ Klaus Roewe
Name: Klaus Roewe
Title: Chief Executive Officer and Executive Director

Pursuant to the requirements of the Securities Act of 1933, as amended, this Post-Effective Amendment No. 2 to the Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Capacity	Date
/s/ Klaus Roewe	Chief Executive Officer and Executive Director	June 9, 2023
Klaus Roewe	(Principal Executive Officer)

/s/ Oliver Vogelgesang	Chief Financial Officer	June 9, 2023
Oliver Vogelgesang	(Principal Financial and Accounting Officer)

*	Non-executive Director	June 9, 2023
Henri Courpron

*	Non-executive Director	June 9, 2023
Dr. Thomas Enders

*	Non-executive Director	June 9, 2023
Barry Engle

*	Non-executive Director	June 9, 2023
David Neeleman

*	Non-executive Director	June 9, 2023
Margaret M. Smyth

*	Non-executive Director	June 9, 2023
Gabrielle Toledano

*	Non-executive Director	June 9, 2023
David Wallerstein

*	Executive Director	June 9, 2023
Daniel Wiegand

*	Non-executive Director	June 9, 2023
Niklas Zennström

*      Klaus Roewe signs this Post-Effective Amendment No. 2 to the Registration Statement on behalf of the indicated persons for whom he is attorney-in-fact, pursuant to the power of attorney included on the signature page of the Post-Effective Amendment No. 1 filed with the SEC on October 3, 2022.

By:	/s/ Klaus Roewe
Klaus Roewe Attorney-in-fact

Dated: June 9, 2023

AUTHORIZED REPRESENTATIVE

Pursuant to the requirement of the Securities Act of 1933, the undersigned, the duly undersigned representative in the United States of Lilium N.V., has signed this Post-Effective Amendment No. 2 to the Registration Statement on June 9, 2023.

LILIUM N.V.

By:	/s/ Roger Franks
Name:	Roger Franks
Title:	Chief Legal Officer